Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-173864) of CNL Lifestyle Properties, Inc. of our report dated March 20, 2012, relating to the financial statements and financial statement schedules, which appears in CNL Lifestyle Properties, Inc.’s Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

June 12, 2012